Exhibit 99.1

www.crowncastle.com

Crown Castle International

News Release

Contacts:    W. Benjamin Moreland, CFO

Jay Brown, VP Finance

Crown Castle International Corp.

713-570-3000

Ken Dennard / kdennard@drg-e.com

Lisa Elliott / lelliott@drg-e.com

DRG&E

713-529-6600

CROWN CASTLE INTERNATIONAL REPORTS

SECOND QUARTER RESULTS AND INCREASES

FREE CASH FLOW OUTLOOK

July 31, 2003– HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today reported results for the second quarter ended June 30, 2003.

Total revenue for the second quarter of 2003 was $224.2 million, compared to $225.5 million for the second quarter of 2002. Site rental and broadcast transmission revenue for the second quarter of 2003 increased 10% to $189.5 million, up from $172.0 million for the same period in 2002. Net loss (after deduction of dividends on preferred stock and net of losses on repurchases of preferred stock of $3.0 million for second quarter 2003) was $100.9 million for the second quarter of 2003 compared to a loss of $89.5 million for the same period in 2002. Second quarter 2003 loss per share was $0.47 compared to a loss per share of $0.41 in last year’s second quarter. Net cash from operating activities for the second quarter of 2003 was $94.1 million, up from $53.9 million for the same period in 2002. Capital expenditures for the second quarter were $20.7 million, down from $126.3 million for the same period in 2002. Free cash flow, defined as cash from operating activities less capital expenditures, for the second quarter of 2003 improved $145.6 million to a source of cash of $73.3 million, from a use of cash of $72.3 million for the same period in the prior year.

News Release continued:

OPERATING RESULTS

US site rental revenue for the second quarter of 2003 increased 6.9% to $110.5 million, up from $103.4 million for the same period in 2002, and UK site rental and broadcast transmission revenue for the second quarter of 2003 increased 16.7% to $72.8 million, up from $62.4 million for the same period in 2002. These revenue results approximate same tower sales as a result of the fact that approximately 98% of Crown Castle’s sites on June 30, 2003 were in operation as of April 1, 2002. On a consolidated basis, site rental and broadcast transmission gross margin, defined as site rental and broadcast transmission revenue less site rental and broadcast transmission cost of operations, increased 9.2% to $115.8 million, up $9.8 million in the second quarter of 2003 from the same period in 2002. For the second quarter of 2003, US capital expenditures were $7.7 million, and UK capital expenditures were $12.8 million. During the second quarter of 2003, Crown Castle developed 13 sites in the UK under our agreement with British Telecom.

“We are pleased with our core site rental and broadcast transmission business this quarter,” stated John P. Kelly, President and Chief Executive Officer of Crown Castle. “During the quarter, our business units delivered solid revenue growth together with disciplined management of operating expenses, capital expenditures and working capital, which allowed us to exceed our free cash flow expectations.”

“While our outlook suggests that leasing activity will remain constant at current levels, we see some indications that US leasing activity may improve during the second half of 2003 and into 2004. A combination of several factors appears to be positively influencing US wireless carriers’ desire to deploy additional cell sites to improve network quality.”

“We remain committed to driving free cash flow growth and have made significant progress in the last quarter,” stated W. Benjamin Moreland, Chief Financial Officer of Crown Castle. “As a result of strong performance at the operating level, we have been able to invest some of our excess liquidity to retire more expensive debt securities. In the last twelve months, taking into account the shares of 12¾% Senior Exchangeable Preferred Stock we have purchased to date, we have eliminated $70.0 million of annual interest expense. We believe we can achieve significant interest savings through attractive refinancings and investing our liquidity, and we can foresee a scenario where run-rate total interest expense is less than $200 million by the end of 2004.”

During the second quarter of 2003, Crown Castle repaid $55.3 million of senior credit facility debt (including $4.7 million in its CCOC facility, $10.0 million in its CCA facility and $40.6 million in its UK facility). At June 30, 2003, Crown Castle had $909.4 million of total

News Release continued:

liquidity, comprised of $523.2 million of cash and cash equivalents and liquid investments, and total availability under its senior credit facilities of $386.2 million.

Also during the second quarter, Crown Castle purchased 29,614 shares of its 12¾% Senior Exchangeable Preferred Stock for $32.6 million in cash. Subsequent to the end of the second quarter through July 31st, Crown Castle purchased an additional 59,272 shares of its 12¾% Senior Exchangeable Preferred Stock for $65.8 million in cash. After the purchases through July 31, 2003, the 12¾% Senior Exchangeable Preferred Stock due 2010 had an aggregate redemption value of $166.1 million. Crown Castle currently expects to purchase or redeem the remaining 12¾% Senior Exchangeable Preferred Stock outstanding no later than December 15, 2003, the first contractual optional redemption date for such securities.

Pro forma for the previously announced redemption of the 10 5/8% Senior Discount Notes, the issuance of the 4% Convertible Senior Notes and purchases of 12¾% Senior Exchangeable Preferred Stock subsequent to the end of the second quarter, cash and cash equivalents and liquid investments are approximately $392 million.

OUTLOOK

The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of 1.57 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of 0.60 US dollars to 1.00 Australian dollar. This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in Crown Castle’s filings with the Securities and Exchange Commission.

Based in part on improvements in working capital and operating results and lower than expected capital expenditures for the first half of 2003, Crown Castle has adjusted certain elements of its previously provided financial guidance for full year 2003, which results in expected free cash flow increasing from between $29 million and $59 million to between $75 million and $95 million for the full year 2003. Crown Castle’s outlook for net cash provided by operating activities is based on interest expense on its existing debt balances and does not include savings from interest expense reductions that Crown Castle expects may be achieved through further debt reductions and refinancings. Crown Castle’s 2003 and 2004 projected net cash provided by operating activities assumes the effect of converting paid-in-kind interest to

News Release continued:

cash pay for the 10 3/8% and 11¼% Senior Discount Notes and the 12¾% Senior Exchangeable Preferred Stock.

The following table sets forth Crown Castle’s current outlook:

(dollars in millions):

	Third Quarter 2003	Full Year 2003	Full Year 2004
Site rental and broadcast transmission revenue	191 to 195	760 to 765	805 to 835
Net cash provided by operating activities	25 to 35	200 to 220	180 to 210
Capital expenditures	22 to 27	87 to 97	70 to 90
BT site acquisition	—	33	—
Free cash flow	0 to 10	75 to 95	105 to 130

CONFERENCE CALL DETAILS

Crown Castle has scheduled a conference call for Friday, August 1, 2003 at 9:30 a.m. eastern time to discuss first quarter results and Crown Castle’s Outlook. Please dial 303-262-2127 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through August 8, 2003 and may be accessed by calling 303-590-3000 and using pass code 544827. An audio archive will also be available on Crown Castle’s website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 1-713-529-6600 or email kroan@drg-e.com.

News Release continued:

Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

Non-GAAP Financial Measures

This press release includes presentations of Free Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures. Crown Castle defines Free Cash Flow as net cash provided by operating activities less capital expenditures (both amounts from the Consolidated Statement of Cash Flows). Crown Castle defines Adjusted EBITDA as operating income (loss) plus depreciation, amortization and accretion, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges. Free Cash Flow and Adjusted EBITDA are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Free Cash Flow and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Free Cash Flow is presented as additional information because management believes it to be a useful indicator of our ability to execute our business strategy without reliance on additional borrowing or the use of our cash and liquid investments. Adjusted EBITDA is presented as additional information because management believes it to be a useful indicator of the current financial performance of our core businesses. In addition, Adjusted EBITDA is the measure of current financial performance generally used in our debt covenant calculations. The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. Our results under GAAP are set forth in the financial statements attached on pages 8 through 10 of this press release.

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Free Cash Flow is computed as follows:

(In thousands of dollars)	For the Three Months Ended
	June 30, 2003	June 30, 2002
Net cash provided by operating activities	$94,058	$53,949
Less: Capital expenditures	(20,749)	(126,295)

Free Cash Flow	$73,309	$(72,346)

Forecast Ranges for the Periods
	Q3 2003	Full Year 2003	Full Year 2004
Net cash provided by operating activities	$25 to 35	$200 to 220	$180 to 210
Less: Capital expenditures	$(22) to (27)	$(120) to (130)	$(70) to (90)

Free Cash Flow	$0 to 10	$75 to 95	$105 to 130

News Release continued:

Adjusted EBITDA is computed as follows:

(in thousands of dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net loss	$(80,831)	(68,598)	$(149,847)	$(171,991)
Cumulative effect of change in accounting principle	—	—	2,035	—
Minority interests	730	276	1,287	(3,422)
Provision for income taxes	3,418	684	7,384	5,343
Interest expense and amortization of deferred financing costs	72,576	76,388	145,214	152,707
Interest and other income (expense)	10,382	(3,840)	12,024	2,250
Depreciation, amortization and accretion	80,513	76,172	160,870	147,887
Non-cash general and administrative compensation charges	7,695	1,326	10,126	2,640
Asset write-down charges	1,380	765	1,380	32,706
Restructuring charges	2,349	100	2,349	5,952

Adjusted EBITDA	$98,212	$83,273	$192,822	$174,072

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management’s current expectations. Such statements include, but are not limited to plans, projections and estimates regarding (i) demand and leasing rates for our sites and towers, (ii) debt and preferred stock refinancings, purchases, redemptions and other reductions, (iii) interest expense, (iv) currency exchange rates, (v) revenues, (vi) net cash provided by operating activities, (vii) capital expenditures, (viii) the outcome of the remaining site acquisition payment to British Telecom, and (ix) free cash flow. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing market conditions and the following:

➢	Our substantial level of indebtedness could adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.
➢	If we are unable to service our indebtedness, our indebtedness may be accelerated.
➢	Our business depends on the demand for wireless communications, which has been and may continue to be lower and slower than anticipated.
➢	The continuation of the current economic and telecommunications industry slowdown could materially and adversely affect our business and the business of our customers.
➢	We may be unable to successfully integrate acquired operations or manage our existing operations as we grow.
➢	The loss, consolidation or financial instability of any of our limited number of customers could materially decrease revenues.
➢	Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.
➢	We operate in a competitive industry and some of our competitors have significantly more resources than we do or have less debt than we do.
➢	Technology changes may significantly reduce the demand for towers and wireless communications sites.
➢	2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.
➢	Carrier consolidation or reduced carrier expansion may significantly reduce the demand for towers and wireless communication sites.
➢	Network sharing and other agreements among our customers may act as alternatives to leasing sites from us.
➢	Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

News Release continued:

➢	We have historically experienced consolidated net losses, and we anticipate that we will continue to experience consolidated net losses in the foreseeable future.
➢	We may need additional financing for strategic growth opportunities which may not be available.
➢	We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable rates. The loss of any of our ground leases could result in retirement obligations.
➢	Laws and regulations, which could change at any time, govern our business and industry, and we could fail to comply with these laws and regulations.
➢	We could suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.
➢	Our international operations expose us to changes in foreign currency exchange rates.
➢	We are heavily dependent on our senior management.
➢	Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws could make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.
➢	Sales or issuances, including as dividends, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.
➢	Disputes with customers and suppliers may adversely affect results.
➢	The carrying value of our sites and related goodwill may be subject to impairment in the future if we are unable to add sufficient additional tenants to the sites.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect our results is included in our filings with the Securities and Exchange Commission.

[CROWN CASTLE INTERNATIONAL LOGO]

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

AND OTHER FINANCIAL DATA

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net revenues:
Site rental and broadcast transmission	$189,470	$171,952	$374,430	$332,216
Network services and other	34,731	53,579	66,495	113,932

Total net revenues	224,201	225,531	440,925	446,148

Costs of operations:
Site rental and broadcast transmission	73,680	65,946	147,040	128,012
Network services and other	27,253	45,847	52,195	89,572

Total costs of operations	100,933	111,793	199,235	217,584

General and administrative	24,138	28,732	46,330	50,520
Corporate development	918	1,733	2,538	3,972
Restructuring charges	2,349	100	2,349	5,952
Asset write-down charges	1,380	765	1,380	32,706
Non-cash general and administrative compensation charges	7,695	1,326	10,126	2,640
Depreciation, amortization and accretion	80,513	76,172	160,870	147,887

Operating income (loss)	6,275	4,910	18,097	(15,113)
Interest and other income (expense)	(10,382)	3,840	(12,024)	(2,250)
Interest expense and amortization of deferred financing costs	(72,576)	(76,388)	(145,214)	(152,707)

Loss before income taxes, minority interests and cumulative effect of change in accounting principle	(76,683)	(67,638)	(139,141)	(170,070)
Provision for income taxes	(3,418)	(684)	(7,384)	(5,343)
Minority interests	(730)	(276)	(1,287)	3,422

Loss before cumulative effect of change in accounting principle	(80,831)	(68,598)	(147,812)	(171,991)
Cumulative effect of change in accounting principle for asset retirement obligations, net of related tax benefit of $636	—	—	(2,035)	—

Net loss	(80,831)	(68,598)	(149,847)	(171,991)
Dividends on preferred stock, net of gains (losses) on repurchases of preferred stock	(20,081)	(20,861)	(34,452)	(40,966)

Net loss after deduction of dividends on preferred stock, net of gains (losses) on repurchases of preferred stock	$(100,912)	$(89,459)	$(184,299)	$(212,957)

Per common share—basic and diluted:
Loss before cumulative effect of change in accounting principle	$(0.47)	$(0.41)	$(0.84)	$(0.97)
Cumulative effect of change in accounting principle	—	—	(0.01)	—

Net loss	$(0.47)	$(0.41)	$(0.85)	$(0.97)

Common shares outstanding—basic and diluted	215,969	220,897	216,464	220,159

Adjusted EBITDA (before restructuring and asset write-down charges):
Site rental and broadcast transmission	$107,719	$94,354	$211,868	$185,019
Network services and other (before corporate development expenses)	(8,589)	(9,348)	(16,508)	(6,975)

Adjusted EBITDA before corporate development expenses	99,130	85,006	195,360	178,044
Corporate development	(918)	(1,733)	(2,538)	(3,972)

Total Adjusted EBITDA	$98,212	$83,273	$192,822	$174,072

[CROWN CASTLE INTERNATIONAL LOGO]

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$459,702	$516,172
Receivables, net of allowance for doubtful accounts	84,564	135,864
Short-term investments	63,456	115,697
Inventories	36,629	45,616
Prepaid expenses and other current assets	62,396	53,732

Total current assets	706,747	867,081
Property and equipment, net of accumulated depreciation	4,770,377	4,828,033
Goodwill	1,137,564	1,067,041
Deferred financing costs and other assets, net of accumulated amortization	139,633	130,446

	$6,754,321	$6,892,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,537	$63,852
Accrued interest	49,944	59,811
Accrued compensation and related benefits	10,109	14,661
Deferred rental revenues and other accrued liabilities	252,882	208,195
Long-term debt, current maturities	28,375	14,250

Total current liabilities	382,847	360,769
Long-term debt, less current maturities	3,158,463	3,212,710
Other liabilities	197,435	183,227

Total liabilities	3,738,745	3,756,706

Minority interests	202,115	171,383
Redeemable preferred stock	729,937	756,014
Stockholders’ equity	2,083,524	2,208,498

	$6,754,321	$6,892,601

[CROWN CASTLE INTERNATIONAL LOGO]

CROWN CASTLE INTERNATIONAL CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(80,831)	$(68,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	80,513	76,172
Amortization of deferred financing costs and discounts on long-term debt	17,741	24,943
Equity in losses (earnings) and write-downs of unconsolidated affiliates	1,380	6,294
Non-cash general and administrative compensation charges	7,695	1,326
Minority interests and loss on issuance of additional interest in joint venture	8,844	276
Asset write-down charges	1,380	765
Changes in assets and liabilities:
Increase (decrease) in deferred rental revenues and other liabilities	(5,168)	3,400
Decrease in receivables	51,353	20,163
Increase in accrued interest	18,653	8,791
Decrease in accounts payable	(10,884)	(18,984)
(Increase) decrease in inventories, prepaid expenses and other assets	3,382	(599)

Net cash provided by operating activities	94,058	53,949

Cash flows from investing activities:
Maturities of investments	14,808	57,000
Acquisition of minority interest in joint venture	(5,873)	—
Purchases of investments	—	(36,997)
Capital expenditures	(20,749)	(126,295)
Investments in affiliates and other	(12,973)	(18,176)

Net cash used for investing activities	(24,787)	(124,468)

Cash flows from financing activities:
Proceeds from issuance of capital stock	896	329
Net borrowings (payments) under revolving credit agreements	(50,590)	—
Principle payments on long-term debt	(4,750)	(15,245)
Purchases of capital stock	(38,688)	(3,996)

Net cash provided by (used for) financing activities	(93,132)	(18,912)

Effect of exchange rate changes on cash	6,613	10,788

Net decrease in cash and cash equivalents	(17,248)	(78,643)
Cash and cash equivalents at beginning of period	476,950	780,018

Cash and cash equivalents at end of period	$459,702	$701,375

Supplemental disclosure of cash flow information:
Interest paid	$34,428	$42,811
Income taxes paid	126	101

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

(in $ thousands)

	Quarter Ended 06/30/02
	US	UK	AUS	CCIC
Revenues
Site Rental	103,373	62,409	6,170	171,952
Services	44,069	8,934	576	53,579
Total Revenues	147,442	71,343	6,746	225,531

Operating Expenses
Site Rental	35,622	28,235	2,089	65,946
Services	35,339	10,150	358	45,847
Total Operating Expenses	70,961	38,385	2,447	111,793

General & Administrative
Site Rental	5,574	4,560	1,518	11,652
Services	15,294	1,786	—	17,080
Total General & Administrative	20,868	6,346	1,518	28,732

Operating Cash Flow
Site Rental	62,177	29,614	2,563	94,354
Services	(6,564)	(3,002)	218	(9,348)
Total Pre-Overhead
Cash Flow	55,613	26,612	2,781	85,006

Corporate Overhead	1,733	—	—	1,733
Adjusted EBITDA	53,880	26,612	2,781	83,273

	Quarter Ended 06/30/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	55%	66%	62%
Services	20%	-14%	38%	14%
Operating Cash Flow Margins
Site Rental	60%	47%	42%	55%
Services	-15%	-34%	38%	-17%

Adjusted EBITDA Margin	37%	37%	41%	37%

	Quarter Ended 09/30/02
	US	UK	AUS	CCIC
Revenues
Site Rental	104,763	55,230	6,350	166,343
Services	41,228	19,226	627	61,081
Total Revenues	145,991	74,456	6,977	227,424

Operating Expenses
Site Rental	39,707	28,743	2,141	70,591
Services	31,960	15,009	419	47,388
Total Operating Expenses	71,667	43,752	2,560	117,979

General & Administrative
Site Rental	5,037	924	1,328	7,289
Services	13,754	418	—	14,172
Total General & Administrative	18,791	1,342	1,328	21,461

Operating Cash Flow
Site Rental	60,019	25,563	2,881	88,463
Services	(4,486)	3,799	208	(479)
Total Pre-Overhead
Cash Flow	55,533	29,362	3,089	87,984

Corporate Overhead	2,060	—	—	2,060
Adjusted EBITDA	53,473	29,362	3,089	85,924

	Quarter Ended 09/30/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	62%	48%	66%	58%
Services	22%	22%	33%	22%

Operating Cash Flow Margins
Site Rental	57%	46%	45%	53%
Services	-11%	20%	33%	-1%
Adjusted EBITDA Margin	37%	39%	44%	38%

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Revenues
Site Rental	108,023	65,248	6,009	179,280
Services	27,651	20,372	658	48,681
Total Revenues	135,674	85,620	6,667	227,961

Operating Expenses
Site Rental	37,080	31,888	2,453	71,421
Services	21,914	16,850	451	39,215
Total Operating Expenses	58,994	48,738	2,904	110,636

General & Administrative
Site Rental	4,797	392	1,661	6,850
Services	15,220	171	—	15,391
Total General & Administrative	20,017	563	1,661	22,241

Operating Cash Flow
Site Rental	66,146	32,968	1,895	101,009
Services	(9,483)	3,351	207	(5,925)
Total Pre-Overhead Cash Flow	56,663	36,319	2,102	95,084

Corporate Overhead	1,451	—	—	1,451
Adjusted EBITDA	55,212	36,319	2,102	93,633

	Quarter Ended 12/31/02
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	51%	59%	60%
Services	21%	17%	31%	19%

Operating Cash Flow Margins
Site Rental	61%	51%	32%	56%
Services	-34%	16%	31%	-12%

Adjusted EBITDA Margin	41%	42%	32%	41%

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Revenues
Site Rental	107,849	71,125	5,986	184,960
Services	16,135	14,845	784	31,764
Total Revenues	123,984	85,970	6,770	216,724

Operating Expenses
Site Rental	38,325	32,752	2,283	73,360
Services	11,036	13,331	575	24,942
Total Operating Expenses	49,361	46,083	2,858	98,302

General & Administrative
Site Rental	4,579	1,172	1,700	7,451
Services	14,239	502	—	14,741
Total General & Administrative	18,818	1,674	1,700	22,192

Operating Cash Flow
Site Rental	64,945	37,201	2,003	104,149
Services	(9,140)	1,012	209	(7,919)
Total Pre-Overhead
Cash Flow	55,805	38,213	2,212	96,230

Corporate Overhead	1,620	—	—	1,620
Adjusted EBITDA	54,185	38,213	2,212	94,610

	Quarter Ended 3/31/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	64%	54%	62%	60%
Services	32%	10%	27%	21%

Operating Cash Flow Margins
Site Rental	60%	52%	33%	56%
Services	-57%	7%	27%	-25%

Adjusted EBITDA Margin	44%	44%	33%	44%

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Revenues
Site Rental	110,504	72,824	6,142	189,470
Services	18,771	15,102	858	34,731
Total Revenues	129,275	87,926	7,000	224,201

Operating Expenses
Site Rental	37,502	33,695	2,483	73,680
Services	12,234	14,434	585	27,253
Total Operating Expenses	49,736	48,129	3,068	100,933

General & Administrative
Site Rental	5,080	1,343	1,648	8,071
Services	15,492	575	—	16,067
Total General & Administrative	20,572	1,918	1,648	24,138

Operating Cash Flow
Site Rental	67,922	37,786	2,011	107,719
Services	(8,955)	93	273	(8,589)
Total Pre-Overhead Cash Flow	58,967	37,879	2,284	99,130

Corporate Overhead	918	—	—	918
Adjusted EBITDA	58,049	37,879	2,284	98,212

	Quarter Ended 6/30/03
	US	UK	AUS	CCIC
Gross Margins:
Site Rental	66%	54%	60%	61%
Services	35%	4%	32%	22%

Operating Cash Flow Margins
Site Rental	61%	52%	33%	57%
Services	-48%	1%	32%	-25%
Adjusted EBITDA Margin	45%	43%	33%	44%

CROWN CASTLE INTERNATIONAL CORP.

Summary Fact Sheet

Restricted and Unrestricted Subsidiaries

(in $ thousands)

	Quarter Ended 06/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	86,491	62,409	23,052	—	171,952
Services	38,081	8,934	6,564	—	53,579
Total Revenues	124,572	71,343	29,616	—	225,531

Operating Expenses
Site Rental	28,951	28,235	8,760	—	65,946
Services	31,076	10,150	4,621	—	45,847
Total Operating Expenses	60,027	38,385	13,381	—	111,793

General & Administrative
Site Rental	6,787	4,560	305	—	11,652
Services	14,517	1,786	688	89	17,080
Total General & Administrative	21,304	6,346	993	89	28,732

Operating Cash Flow
Site Rental	50,753	29,614	13,987	—	94,354
Services	(7,512)	(3,002)	1,255	(89)	(9,348)
Total Pre-Overhead Cash Flow	43,241	26,612	15,242	(89)	85,006

Corporate Overhead	1,733	—	—	—	1,733
Adjusted EBITDA	41,508	26,612	15,242	(89)	83,273

	Quarter Ended 06/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	55%	62%	—	62%
Services	18%	-14%	30%	—	14%

Operating Cash Flow Margins
Site Rental	59%	47%	61%	—	55%
Services	-20%	-34%	19%	—	-17%

Adjusted EBITDA Margin	33%	37%	51%	N/A	37%

	Quarter Ended 09/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	87,300	55,230	23,813	—	166,343
Services	34,658	19,226	7,197	—	61,081
Total Revenues	121,958	74,456	31,010	—	227,424

Operating Expenses
Site Rental	32,380	28,743	9,468	—	70,591
Services	29,082	15,009	3,297	—	47,388
Total Operating Expenses	61,462	43,752	12,765	—	117,979

General & Administrative
Site Rental	5,943	924	422		7,289
Services	12,356	418	906	492	14,172
Total General & Administrative	18,299	1,342	1,328	492	21,461

Operating Cash Flow
Site Rental	48,977	25,563	13,923		88,463
Services	(6,780)	3,799	2,994	(492)	(479)
Total Pre-Overhead Cash Flow	42,197	29,362	16,917	(492)	87,984

Corporate Overhead	2,060	—	—	—	2,060
Adjusted EBITDA	40,137	29,362	16,917	(492)	85,924

	Quarter Ended 09/30/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	63%	48%	60%	—	58%
Services	16%	22%	54%	—	22%

Operating Cash Flow Margins
Site Rental	56%	46%	58%	—	53%
Services	-20%	20%	42%	—	-1%

Adjusted EBITDA Margin	33%	39%	55%	N/A	38%

	Quarter Ended 12/31/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	89,684	65,248	24,348	—	179,280
Services	22,663	20,372	5,646	—	48,681
Total Revenues	112,347	85,620	29,994	—	227,961

Operating Expenses
Site Rental	29,898	31,888	9,635	—	71,421
Services	19,991	16,850	2,374	—	39,215
Total Operating Expenses	49,889	48,738	12,009	—	110,636

General & Administrative
Site Rental	6,006	392	452	—	6,850
Services	12,758	171	1,015	1,447	15,391
Total General & Administrative	18,764	563	1,467	1,447	22,241

Operating Cash Flow
Site Rental	53,780	32,968	14,261	—	101,009
Services	(10,086)	3,351	2,257	(1,447)	(5,925)
Total Pre-Overhead Cash Flow	43,694	36,319	16,518	(1,447)	95,084

Corporate Overhead	1,451	—	—	—	1,451
Adjusted EBITDA	42,243	36,319	16,518	(1,447)	93,633

	Quarter Ended 12/31/02
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	67%	51%	60%	—	60%
Services	12%	17%	58%	—	19%

Operating Cash Flow Margins
Site Rental	60%	51%	59%	—	56%
Services	-45%	16%	40%	—	-12%

Adjusted EBITDA Margin	38%	42%	55%	N/A	41%

	Quarter Ended 3/31/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	88,885	71,125	24,950	—	184,960
Services	14,236	14,845	2,683	—	31,764
Total Revenues	103,121	85,970	27,633	—	216,724

Operating Expenses
Site Rental	30,887	32,752	9,721	—	73,360
Services	9,894	13,331	1,717	—	24,942
Total Operating Expenses	40,781	46,083	11,438	—	98,302

General & Administrative
Site Rental	5,759	1,172	520	—	7,451
Services	11,861	502	1,101	1,277	14,741
Total General & Administrative	17,620	1,674	1,621	1,277	22,192

Operating Cash Flow
Site Rental	52,239	37,201	14,709	—	104,149
Services	(7,519)	1,012	(135)	(1,277)	(7,919)
Total Pre-Overhead Cash Flow	44,720	38,213	14,574	(1,277)	96,230

Corporate Overhead	1,620	—	—	—	1,620
Adjusted EBITDA	43,100	38,213	14,574	(1,277)	94,610

	Quarter Ended 3/31/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	65%	54%	61%	—	60%
Services	31%	10%	36%	—	21%

Operating Cash Flow Margins
Site Rental	59%	52%	59%	—	56%
Services	-53%	7%	-5%	—	-25%

Adjusted EBITDA Margin	42%	44%	53%	N/A	44%

	Quarter Ended 6/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Revenues
Site Rental	91,344	72,824	25,302	—	189,470
Services	15,556	15,102	4,073	—	34,731
Total Revenues	106,900	87,926	29,375	—	224,201

Operating Expenses
Site Rental	30,877	33,695	9,108		73,680
Services	10,473	14,434	2,346		27,253
Total Operating Expenses	40,781	48,129	11,454	—	100,364

General & Administrative
Site Rental	6,209	1,343	519	—	8,071
Services	13,405	575	984	1,103	16,067
Total General & Administrative	17,620	1,918	1,503	1,103	22,144

Operating Cash Flow
Site Rental	54,258	37,786	15,675	—	107,719
Services	(8,322)	93	743	(1,103)	(8,589)
Total Pre-Overhead Cash Flow	45,936	37,879	16,418	(1,103)	99,130

Corporate Overhead	918	—	—	—	918
Adjusted EBITDA	45,018	37,879	16,418	(1,103)	98,212

	Quarter Ended 6/30/03
	Restricted	UK	Crown Atlantic	Other	CCIC
Gross Margins:
Site Rental	66%	54%	64%	—	61%
Services	33%	4%	42%	—	22%

Operating Cash Flow Margins
Site Rental	59%	52%	62%	—	57%
Services	-53%	1%	18%	—	-25%

Adjusted EBITDA Margin	42%	43%	56%	N/A	44%

CCI FACT SHEET Q2 2003

$ in thousands

	Q2 ’02	Q2 ’03	% Change
CCUSA and Crown Atlantic
Site Rental Revenue	$103,373	$110,504	7%
Ending Sites	10,769	10,787	0%

CCUK
Site Rental & Broadcast Transmission Revenue	$62,409	$72,824	17%
Ending Sites	3,291	3,441	5%

CCAUS
Site Rental Revenue	$6,170	$6,142	0%
Ending Sites	1,402	1,387	-1%

TOTAL CCIC
Site Rental & Broadcast Transmission Revenue	$171,952	$189,470	10%
Ending Sites	15,462	15,615	1%

Ending Cash and Investments	$845,335	$523,158

Debt
Bank Debt	$1,165,439	$1,019,424
Bonds	$2,303,528	$2,167,414
12 3/4% Preferred Stock	$311,968	$223,904
6 1/4% & 8 1/4% Convertible Preferred Stock	$586,662	$506,033
Total Debt	$4,367,597	$3,916,775

Leverage Ratios
Net Bank Debt / EBITDA*	1.0X	1.3X
Net Bank Debt + Bonds + Preferred / EBITDA*	8.8X	7.4X
Total Net Debt / EBITDA*	10.6X	8.6X

*Last Quarter Annualized Adjusted EBITDA	$333,092	$392,848